Exhibit 99.1

Veracyte Announces Fourth Quarter and Full Year 2025 Financial Results

Grew fourth quarter total revenue to $140.6 million, an increase of 19%
Grew fourth quarter testing revenue to $135.8 million, an increase of 21%

Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 25, 2026 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“We delivered an exceptional finish to 2025, with strong double-digit growth across both Decipher and Afirma and more than 45,000 patients served with our core testing business in the quarter,” said Marc Stapley, Veracyte’s chief executive officer. “We are achieving this growth while maintaining best-in-class profitability, with more than $50 million of cash generated from operations in the quarter. Looking ahead, 2026 will be an exciting year as we launch Prosigna as an LDT and TrueMRD, expanding our reach to more patients across the continuum of care while also continuing to invest in clinical evidence that reinforces the value and utility of our portfolio.”

Key Fourth Quarter 2025 Financial Highlights
For the three-month period ended December 31, 2025, as compared to the same period in 2024:
•Increased total revenue by 19% to $140.6 million and testing revenue by 21% to $135.8 million.
•Increased total volume by 16% to 48,019 tests and testing volume by 16% to 45,516 tests.
•Grew Decipher revenue by 27% to $85.6 million and Afirma revenue by 16% to $47.9 million.
•Grew Decipher volume by 21% to approximately 27,200 tests and Afirma volume by 12% to approximately 18,250 tests.
•Recorded GAAP net income of $41.1 million, or 29.3% of revenue, and delivered adjusted EBITDA of $42.3 million, or 30.1% of revenue.
•Generated $52.6 million of cash from operations.

Key Full Year 2025 Financial Highlights
For the twelve-month period ended December 31, 2025, as compared to the same period in 2024:
•Increased total revenue by 16% to $517.1 million and testing revenue by 18% to $493.2 million.
•Increased total volume by 18% to 179,528 tests and testing volume by 19% to 169,714 tests.
•Grew Decipher revenue by 27% to $310.7 million and Afirma revenue by 9% to $172.9 million.
•Grew Decipher volume by 27% to approximately 102,000 tests and Afirma volume by 11% to approximately 67,700 tests.
•Recorded GAAP net income of $66.4 million, or 12.8% of revenue, and delivered adjusted EBITDA of $142.5 million, or 27.6% of revenue.
•Generated $136.3 million of cash from operations to end the year with $412.9 million of cash, cash equivalents, and short-term investments as of December 31, 2025.

Key Business Highlights

•Announced over 15 abstracts featuring Decipher Prostate and Decipher Bladder that will be presented at the ASCO GU meeting this week, including results for Decipher Bladder from the SURE-02, NURE-combo, and BLASST-01 trials.
•Highlighted the upcoming TrueMRD Muscle-Invasive Bladder Cancer (MIBC) test’s inclusion in the HCRN GU 20-444 response guided bladder-sparing trial, with data planned to be presented at ASCO GU.
•Completed the transition of all Afirma samples to the v2 transcriptome to improve the efficiency of the Afirma testing business and enable more patients to receive a result, while providing a platform for future product launches, such as Prosigna LDT.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Fourth Quarter 2025 Financial Results

Total revenue for the fourth quarter of 2025 was $140.6 million, an increase of 19% compared to $118.6 million reported in the fourth quarter of 2024. Testing revenue was $135.8 million, an increase of 21% compared to $112.2 million in the fourth quarter of 2024, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $3.8 million, an increase of 27% compared to $3.0 million in the fourth quarter of 2024. Biopharmaceutical and other revenue was $1.0 million, a decrease compared to $3.5 million in the fourth quarter of 2024 given the restructuring and liquidation proceedings of Veracyte SAS.

Total gross margin for the fourth quarter of 2025 was 72.5%, compared to 66.4% in the fourth quarter of 2024. Non-GAAP gross margin was 75.1%, compared to 69.3% in the fourth quarter of 2024.

Operating expenses were $64.8 million for the fourth quarter of 2025. Non-GAAP operating expenses grew 12% to $65.1 million compared to $57.9 million in the fourth quarter of 2024.

Net income for the fourth quarter of 2025 was $41.1 million, an improvement of 705% compared to the fourth quarter of 2024, representing 29.3% of revenue compared to 4.3% in the same period in 2024. Diluted net earnings per common share was $0.51, an improvement of $0.45 compared to the fourth quarter of 2024. Non-GAAP diluted net earnings per common share was $0.53, an improvement of $0.17 compared to the fourth quarter of 2024. Net cash provided by operating activities in the fourth quarter of 2025 was $52.6 million, an improvement of $28.1 million compared to the same period in 2024.

Adjusted EBITDA for the fourth quarter of 2025 was $42.3 million, an improvement of 62% compared to the fourth quarter of 2024, representing 30.1% of revenue compared to 22.0% of revenue in the same period of 2024.

Full Year 2025 Financial Results

Total revenue for 2025 was $517.1 million, an increase of 16% compared to $445.8 million reported in 2024. Testing revenue was $493.2 million, an increase of 18% compared to $419.0 million in 2024, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $14.3 million, an increase of 5% compared to $13.7 million in 2024. Biopharmaceutical and other revenue was $9.7 million, a decrease compared to $13.2 million in 2024 given the restructuring and liquidation proceedings of Veracyte SAS.

Total gross margin for the full year 2025 was 70.1%, compared to 66.9% in 2024. Non-GAAP gross margin was 72.9%, compared to 70.0% in 2024.

Operating expenses were $304.8 million for the full year 2025. Non-GAAP operating expenses grew 7% to $244.6 million compared to $227.6 million in 2024.

Net income for the full year 2025 was $66.4 million, an improvement of 175% compared to 2024, representing 12.8% of revenue compared to 5.4% in 2024. Diluted net earnings per common share was $0.82, an improvement of $0.51 compared to 2024. Non-GAAP diluted net earnings per common share was $1.78, an improvement of $0.59 compared to 2024. Net cash provided by operating activities in 2025 was $136.3 million, an improvement of $61.2 million compared to 2024.

Adjusted EBITDA for the full year of 2025 was $142.5 million, an improvement of 55% compared to 2024, representing 27.6% of revenue compared to 20.6% of revenue in 2024.

2026 Financial Outlook

The company is reiterating 2026 total revenue guidance of 10% to 13% growth, or $570 million to $582 million, driven by testing revenue guidance of 14% to 16% growth, or $560 million to $570 million, excluding the contribution from new tests.

Further, adjusted EBITDA margin is expected to be approximately 25%.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/motsphxv/. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering via the following link:
https://register-conf.media-server.com/register/BI4553e156b9684d869faee6cbab4cb045

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our 2026 financial and operating results; and our intentions with respect to our tests and products, including upcoming product launches. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2025, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue (also referred to as adjusted EBITDA margin), non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Revenue:
Testing revenue	$135,826	$112,152	$493,154	$418,961
Product revenue	3,848	3,019	14,327	13,650
Biopharmaceutical and other revenue	962	3,461	9,664	13,153
Total revenue	140,636	118,632	517,145	445,764

Cost of revenue: (1)
Cost of testing revenue	33,118	31,645	127,562	114,573
Cost of product revenue	2,621	2,800	8,807	9,110
Cost of biopharmaceutical and other revenue	217	2,622	7,578	12,384
Intangible asset amortization - cost of revenue	2,707	2,811	10,666	11,552
Total cost of revenue	38,663	39,878	154,613	147,619
Gross profit	101,973	78,754	362,532	298,145
Operating expenses: (1)
Research and development	20,849	19,290	70,814	69,294
Selling and marketing	25,940	24,824	100,165	95,434
General and administrative	17,367	26,913	110,784	110,610
Impairment of assets	—	2,754	20,505	3,368
Intangible asset amortization - operating expenses	622	798	2,487	3,297
Total operating expenses	64,778	74,579	304,755	282,003
Income from operations	37,195	4,175	57,777	16,142
Other income (loss), net	3,439	(732)	10,424	9,602
Income before income taxes	40,634	3,443	68,201	25,744
Income tax provision (benefit)	(515)	(1,670)	1,848	1,606
Net income	$41,149	$5,113	$66,353	$24,138
Earnings per share:
Basic	$0.52	$0.07	$0.84	$0.32
Diluted	$0.51	$0.06	$0.82	$0.31
Shares used to compute earnings per common share:
Basic	79,178,087	77,608,924	78,584,291	76,484,759
Diluted	81,387,089	79,905,412	80,573,140	78,163,217

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Cost of revenue	$618	$641	$2,286	$2,319
Research and development	1,895	1,896	7,919	7,511
Selling and marketing	2,060	1,872	8,317	6,897
General and administrative	6,328	5,220	25,079	19,522
Total stock-based compensation expense	$10,901	$9,629	$43,601	$36,249

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Net income	$41,149	$5,113	$66,353	$24,138
Other comprehensive income (loss):
Change in currency translation adjustments	8	(14,808)	19,583	(12,072)
Release of accumulated translation adjustment	—	—	8,295	—
Other comprehensive income (loss)	8	(14,808)	27,878	(12,072)
Net comprehensive income (loss)	$41,157	$(9,695)	$94,231	$12,066

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2025	2024
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$362,578	$239,087
Short-term investments	50,311	50,354
Accounts receivable	44,660	46,525
Supplies and inventory	20,546	21,750
Prepaid expenses and other current assets	10,281	14,551
Total current assets	488,376	372,267
Property, plant and equipment, net	22,192	22,953
Right-of-use assets, operating leases	36,599	48,189
Intangible assets, net	89,148	102,301
Goodwill	767,154	745,800
Restricted cash	1,648	1,544
Other assets	902	6,981
Total assets	$1,406,019	$1,300,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,593	$8,634
Accrued liabilities	48,801	43,826
Current portion of deferred revenue	1,160	1,673
Current portion of acquisition-related contingent consideration	1,332	16,981
Current portion of operating lease liabilities	4,051	7,500
Current portion of other liabilities	—	19
Total current liabilities	59,937	78,633
Deferred tax liability	646	1,227
Acquisition-related contingent consideration, net of current portion	257	561
Operating lease liabilities, net of current portion	35,603	43,237
Other liabilities	—	411
Total liabilities	96,443	124,069
Total stockholders' equity	1,309,576	1,175,966
Total liabilities and stockholders’ equity	$1,406,019	$1,300,035

1. The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date included in the company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31
	2025	2024
Operating activities
Net income	$66,353	$24,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,415	23,459
Loss on disposal of property, plant and equipment	15	202
Stock-based compensation	43,601	36,249
Deferred income taxes	(581)	(233)
Non-cash lease expense	2,991	4,955
Revaluation of acquisition-related contingent consideration	(15,295)	2,167
Amortization of discount on short-term investments	(3,270)	(354)
Impairment loss	20,505	3,368
Non-cash loss on deconsolidation of subsidiary	6,708	—
Effect of foreign currency on operations	(3,834)	2,110
Changes in operating assets and liabilities:
Accounts receivable	(708)	(6,405)
Supplies and inventory	(2,861)	(5,871)
Prepaid expenses and other current assets	(2,054)	(1,296)
Other assets	525	(1,222)
Operating lease liabilities	(2,480)	(5,407)
Accounts payable	(1,039)	(4,305)
Accrued liabilities and deferred revenue	6,316	3,541
Net cash provided by operating activities	136,307	75,096
Investing activities
Purchase of short-term investments	(149,998)	(50,000)
Proceeds from maturity of short-term investments	153,311	—
Loss on deconsolidation of subsidiary - cash	(2,845)	—
Acquisition of C2i, net of cash acquired	—	5,012
Purchases of property, plant and equipment	(9,677)	(11,287)
Net cash used in investing activities	(9,209)	(56,275)
Financing activities
Payment of contingent consideration for acquisition	—	(4,500)
Payment of taxes on vested restricted stock units	(18,304)	(10,589)
Proceeds from the exercise of common stock options and employee stock purchases	14,082	19,993
Net cash (used in) provided by financing activities	(4,222)	4,904
Increase in cash, cash equivalents and restricted cash	122,876	23,725
Effect of foreign currency on cash, cash equivalents and restricted cash	719	(424)
Net increase in cash, cash equivalents and restricted cash	123,595	23,301
Cash, cash equivalents and restricted cash at beginning of year	240,631	217,330
Cash, cash equivalents and restricted cash at end of year	$364,226	$240,631

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$362,578	$239,087
Restricted cash	1,648	1,544
Total cash, cash equivalents and restricted cash	$364,226	$240,631

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$33,118	$31,645	$127,562	$114,573
Stock-based compensation expense	(616)	(562)	(2,159)	(1,973)
Acquisition related expenses (1)	—	—	—	(60)
Other adjustments (2)	—	—	—	(6)
Non-GAAP cost of testing revenue	$32,502	$31,083	$125,403	$112,534

GAAP cost of product revenue	$2,621	$2,800	$8,807	$9,110
Stock-based compensation expense	—	(1)	(2)	(4)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(281)	—	(1,731)	—
Non-GAAP cost of product revenue	$2,340	$2,799	$7,074	$9,106

GAAP cost of biopharmaceutical and other revenue	$217	$2,622	$7,578	$12,384
Stock-based compensation expense	(2)	(78)	(125)	(342)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$215	$2,544	$7,453	$12,042

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$101,973	$78,754	$362,532	$298,145
GAAP Gross Margin	72.5%	66.4%	70.1%	66.9%
Amortization of intangible assets	2,707	2,811	10,666	11,552
Stock-based compensation expense	618	641	2,286	2,319
Acquisition related expenses (1)	—	—	—	60
Other adjustments (2)	281	—	1,731	6
Non-GAAP Gross Profit	$105,579	$82,206	$377,215	$312,082
Non-GAAP Gross Margin	75.1%	69.3%	72.9%	70.0%

1.Includes transaction-related expenses and post-combination compensation expenses. For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics Ltd. (“C2i Genomics”).
2.For the three months ended December 31, 2025, adjustments primarily include expense related to the restructuring of Veracyte SAS ($0.3 million). For the twelve months ended December 31, 2025, adjustments include additional expenses related to the restructuring and liquidation proceedings of Veracyte SAS. For the twelve months ended December 31, 2024, adjustments primarily include expense related to restructuring costs associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$20,849	$19,290	$70,814	$69,294
Stock-based compensation expense	(1,895)	(1,896)	(7,919)	(7,511)
Acquisition related expenses (1)	—	—	—	62
Other adjustments (2)	—	—	—	(271)
Non-GAAP research and development	$18,954	$17,394	$62,895	$61,574

GAAP sales and marketing	$25,940	$24,824	$100,165	$95,434
Stock-based compensation expense	(2,060)	(1,872)	(8,317)	(6,897)
Acquisition related expenses (1)	—	—	—	(124)
Other adjustments (2)	—	—	—	(1,087)
Non-GAAP sales and marketing	$23,880	$22,952	$91,848	$87,326

GAAP general and administrative	$17,367	$26,913	$110,784	$110,610
Stock-based compensation expense	(6,328)	(5,220)	(25,079)	(19,522)
Acquisition related expenses (1)	12,564	(928)	11,971	(5,862)
Other adjustments (2)	(1,309)	(3,196)	(7,839)	(6,564)
Non-GAAP general and administrative	$22,294	$17,569	$89,837	$78,662

GAAP total operating expenses	$64,778	$74,579	$304,755	$282,003
Amortization of intangible assets	(622)	(798)	(2,487)	(3,297)
Stock-based compensation expense	(10,283)	(8,988)	(41,315)	(33,930)
Acquisition related expenses (1)	12,564	(961)	11,971	(6,571)
Other adjustments (2)	(1,309)	(5,917)	(28,344)	(10,643)
Non-GAAP total operating expenses	$65,128	$57,915	$244,580	$227,562

1.Includes transaction-related expenses and post-combination compensation expenses. For the three months ended December 31, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction ($0.7 million) and contingent consideration associated with the C2i Genomics acquisition ($11.9 million). For the three months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.0 million). For the twelve months ended December 31, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($10.3 million) and NanoString contingent consideration ($1.7 million). For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended December 31, 2025, adjustments primarily include expenses related to the restructuring and liquidation proceedings of Veracyte SAS ($1.1 million) and other legal proceedings ($0.2 million). For the three months ended December 31, 2024, adjustments primarily include expense related to Veracyte SAS site investment review ($3.2 million) and expense related to the impairment charge associated with HalioDx ($2.7 million). For the twelve months ended December 31, 2025, adjustments include additional expenses related to Veracyte SAS impairment loss ($20.5 million), the restructuring and liquidation proceedings of Veracyte SAS ($8.7 million), and other legal proceedings ($0.8 million), partially offset by adjustments related to vendor legal settlement ($2.8 million) and restructuring costs ($0.1 million). For the twelve months ended December 31, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment and with portfolio prioritization, expense related to Veracyte SAS site investment review and expense related to the impairment charge associated with HalioDx.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$41,149	$5,113	$66,353	$24,138
GAAP Net Income (Loss) as a % of Revenue	29.3%	4.3%	12.8%	5.4%
Amortization of intangible assets	3,329	3,609	13,153	14,849
Depreciation expense	1,968	2,643	8,262	8,610
Stock-based compensation expense	10,901	9,629	43,601	36,249
Acquisition related expenses (1)	(12,564)	961	(11,971)	6,631
Other expense (income), net (2)	(3,546)	(1,967)	(13,176)	(11,647)
Other adjustments (3)	1,590	7,807	34,466	11,450
Income tax expense (benefit)	(515)	(1,670)	1,848	1,606
Adjusted EBITDA	$42,312	$26,125	$142,536	$91,886
Adjusted EBITDA as a % of Revenue	30.1%	22.0%	27.6%	20.6%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$41,149	$5,113	$66,353	$24,138
Amortization of intangible assets	3,329	3,609	13,153	14,849
Stock-based compensation expense	10,901	9,629	43,601	36,249
Acquisition related expenses (1)	(12,564)	961	(11,971)	6,631
Other adjustments (3)	1,590	7,807	34,466	11,450
Tax adjustments (4)	(1,590)	1,830	(2,397)	(349)
Non-GAAP Net Income	$42,815	$28,949	$143,205	$92,968

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.51	$0.06	$0.82	$0.31
Amortization of intangible assets	0.04	0.05	0.16	0.19
Stock-based compensation expense	0.13	0.12	0.54	0.46
Acquisition related expenses (1)	(0.15)	0.01	(0.15)	0.08
Other adjustments (3)	0.02	0.10	0.43	0.15
Tax adjustments (4)	(0.02)	0.02	(0.03)	—
Rounding and impact of dilutive shares	—	—	0.01	—
Diluted earnings per share, non-GAAP	$0.53	$0.36	$1.78	$1.19

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	81,387,089	79,905,412	80,573,140	78,163,217
Dilutive effect of equity awards (5)	—	—	—	—
Diluted, non-GAAP	81,387,089	79,905,412	80,573,140	78,163,217

1.Includes transaction-related expenses and post-combination compensation expenses. For the three months ended December 31, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString ($0.7 million) and contingent consideration associated with the acquisition of C2i Genomics ($11.9 million). For the three months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.0 million). For the twelve months ended December 31, 2025, adjustments consist primarily of additional transaction-related expenses associated with the NanoString contingent consideration ($1.0 million) partially offset by expenses associated with the acquisition of C2i Genomics ($1.6 million). For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.Includes interest income and income related to research tax credits.
3.For the three months ended December 31, 2025, adjustments primarily include expenses related to the restructuring and liquidation proceedings of Veracyte SAS ($1.4 million) and other legal proceedings ($0.2 million). For the three months ended December 31, 2024, adjustments primarily include the exclusion of unrealized losses associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.9 million), expense related to Veracyte SAS site investment review ($3.2 million) and expense related to the impairment charge associated with HalioDx ($2.7 million). For the twelve months ended December 31, 2025, adjustments primarily include additional expense related to Veracyte SAS impairment loss ($20.5 million), Veracyte SAS investment review ($7.7 million), the exclusion of unrealized loss related to Veracyte SAS deconsolidation ($6.7 million), the restructuring and liquidation proceedings of Veracyte SAS ($2.4 million), and other legal proceedings ($0.8 million), partially offset by adjustments related to restructuring costs ($0.1 million), vendor legal settlement ($2.8 million), and the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($2.3 million). For the twelve months ended December 31, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment and with portfolio prioritization, expense related to Veracyte SAS site investment review, expense related to the impairment charge associated with HalioDx and the exclusion of unrealized losses associated with foreign exchange impacts on stock-based compensation and intercompany loans.
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com

Media:
Molly Cornbleet
media@veracyte.com